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
                                      National Bankshares, Inc.
                                      Salary Continuation Plan - Schedule A
Marilyn A.B. Buhyoff
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Birth Date: 10/28/1948                     Early                                                                 Pre-retirement
Effective Date: 1/1/2006                Termination             Disability             Change of Control         Death Benefit
Normal Retirement 10/28/2013, Age
65:
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                                      Annual Benefits         Annual Benefits       Annual Benefits Payable     Annual Benefits
                                    Payable in Monthly      Payable in Monthly      in Monthly Installments    Payable in Monthly
                                       Installments            Installments              Commencing at            Installments
                                   Commencing at Normal    Commencing at Normal      Termination Date For     Commencing at Death
                                    Retirement Date For     Retirement Date For              Life                 for 15 Years
                                           Life                    Life
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Period Ending:               Age            (1)                     (2)                       (3)                     (4)
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
12/31/2005                 57                 $0                       $0                    $21,039               $28,513
12/31/2006                 58             $3,621                   $3,621                    $21,881               $28,513
12/31/2007                 59             $7,242                   $7,242                    $22,756               $28,513
12/31/2008                 60            $10,863                  $10,863                    $23,667               $28,513
12/31/2009                 61            $14,484                  $14,484                    $24,613               $28,513
12/31/2010                 62            $18,105                  $18,105                    $25,598               $28,513
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12/31/2011                 63            $21,727                  $21,727                    $26,622               $28,513
12/31/2012                 64            $25,348                  $25,348                    $27,686               $28,513
10/28/2013                 65            $28,513                  $28,513                    $28,513               $28,513
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